OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022










                                                  October 6, 2000







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      Tidel Technologies, Inc.
                           Registration Statement on Form S-3

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated October 6, 2000, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by Tidel Technologies, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to the resale by certain selling shareholders of an aggregate of 5,456,842 shares (the "Shares") of the Company's Common Stock, $.01 par value. The Shares are issuable to such selling shareholders upon the conversion or exercise of 6% convertible debentures ("Debentures"0 and common stock purchase warrants ("Warrants").

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such



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October 6, 2000
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examination  of the law as we  have  deemed  appropriate  as the  basis  for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and reserved for and, when issued in accordance with the terms of the Debentures and Warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.

                              Very truly yours,


                              /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              --------------------------------------------------
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP